BYLAWS
                                      OF
                           BERNARD, ALLAN & EDWARDS, INC.


ARTICLE I
OFFICES
The principal office of the Corporation may be located within or without the State of Florida. The Corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

ARTICLE II
SHAREHOLDERS
SECTION 1. Annual Meeting. The annual meeting of the shareholders will be held on or about the 16th day in the month of April in each year, beginning with the year 2002, at the hour of 10 o'clock A.M., unless the Board of Directors shall determine a different date and time, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

SECTION 2. Special Meetings. Special Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifteen percent of the outstanding shares of the Corporation entitled to vote at the Meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or any special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute be delivered not less than ten nor more than thirty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournments thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for the stated period, but not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least forty five days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a dates as the record date of any such determination of shareholders, such date in any case to be not more than forty five days and, in case of a meeting of shareholders, not less than forty five days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record ate for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

SECTION 8. Proxies. A shareholder, or other person entitled to vote on behalf of a shareholder pursuant to F.S. 607.0721, or attorney in fact may vote the shareholder's shares in person or by proxy.

(1)(a) A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.
(b) Without limiting the manner in which a shareholder may appoint a proxy to vote or otherwise act for the shareholder pursuant to paragraph (a), a shareholder may grant such authority by:
i. Signing an appointment form or having such form signed by the shareholder's authorized officer, director, employee, or agent by any reasonable means including, but not limited to, facsimile signature.
ii. Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the proxy or to a proxy solicitation firm, proxy support service organization, registrar, or agent authorized by the person who will be designated as the proxy to receive such transmission. However, any telegram, cablegram, or other means of electronic transmission must set forth or be submitted with information from which can be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(2) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

(3) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

(4) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of:
(a) A pledgee;
(b) A person who purchased or agreed to purchase the shares;
(c) A creditor of the Corporation who extended credit to the corporation under terms requiring the appointment;
(d) An employee of the corporation whose employment contract requires the appointment; or
(e) A party to a voting agreement created under F.S. 607.0731.

(5) An appointment made irrevocable under subsection (4) becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in paragraph (4)(c) or paragraph (4)(d), the proxy becomes revocable 3 years after the date of the proxy or at the end of the period, if any, specified therein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection (3). (6) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. (7) Subject to F.S. 607.0724 and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

(6) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting in compliance with F.S. 607.0704 and any amendments thereto.

ARTICLE III
BOARD OF DIRECTORS

SECTION I. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors which shall constitute the whole board shall be fixed by the Board of Directors, and shall not be less than one nor more than nine. The Board of Directors shall be divided into three separate classes and each Class shall consist of not more than three directors. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

The initial board following the adoption of this provision shall consist of three Class A directors, three Class B directors, and three Class C directors. The first Class A directors shall be elected for a term of one year; the first Class B directors shall be elected for a term of two years; the first Class C directors shall be elected for a term of three years. Thereafter each class of directors shall be elected for a term of three years and shall hold office until their successor shall be elected and qualified. Except as provided in this SECTION 9, at each annual meeting of shareholders, the shareholders shall elect successors for the directors of the Class whose term is expiring

SECTION 3. Meeting. The board of directors may hold regular or special meetings in or out of the State of Florida.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chair of the board or by the President of the Corporation.

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 4. Action Without Meetings. Action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

Action taken under this SECTION 4 is effective when the last director signs the consent, unless the consent specifies a different effective date.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 5. Notice. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.

Special meetings of the Board of Directors must be preceded by at least 2 days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. Notice may be provided by any means reasonably believed to actually deliver such notice within the time limit specified herein.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 6. Quorum and Voting. A quorum of a Board of Directors consists of a majority of the number of directors prescribed by these bylaws, elected or appointed, as the case may be, at the time of the meeting in which a vote shall be taken.

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors
 .
A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.

SECTION 7. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:
(a) Approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders.
(b) Fill vacancies on the Board of Directors or any committee thereof.
(c) Adopt, amend, or repeal the bylaws.
(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.
(e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 8. Liability. A director is not personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, except as may be specifically required by law.

ARTICLE V
OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary or useful may be elected or appointed by the Board Of Directors. The Board of Directors may leave any office unfilled for any period except those of President and Secretary. Any two or more offices may be held any person. Officers need not be shareholders of the Corporation.

SECTION 2. Election, Term of Office, Duties. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders, or as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, incapacity, resignation, or removal. The duties of any officer may be prescribed by the Board of Directors or by direction of any officer authorized by the bylaws or the Board of Directors to prescribe the duties of other officers.

SECTION 3. Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

SECTION 4. Vacancies. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President, when present, shall preside at all meetings of the shareholders and the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside.

SECTION 6. Vice President. If a Vice President shall be elected or appointed by the Board of Directors, then in the absence of the President, or in the event of the President's death, inability, or refusal to act, the Vice President shall perform the duties of President, and when so acting shall have all the powers and be subject to the same restrictions as the President. The Vice President shall perform such other duties as from time to time as may be assigned by the President or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election or appointment, the earliest date having the higher or first rank.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Board of Directors and shareholders; (b) supervise the giving of notices that may be required by law or these Bylaws; (c) be custodian of all corporate records and the seal of the Corporation;
(d) have general charge of the stock transfer books of the Corporation;
(e) sign with the President certificates for the shares of the Corporation which shall have been authorized by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities or the Corporation;
(b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Ttreasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give the bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V
INDEMNITY

SECTION 1. Indemnification of Officers, Directors, Employees, and Agents. The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SECTION 2. Florida Law Shall Apply.  Section 607.0850 of the
Florida Statutes, and any amendments thereto, and any successor statutue or section, shall apply in determining the power of the Corporation to indemnify any person.

SECTION 3. The Board of Directors may, in its discretion, direct the purchase of liability insurance by the Corporation for purposes of implementing the provisions of this Article V.

ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
SECTION 1. Contracts. The Board of Directos may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument in the name of or on behalf of all the Corporation, and such authority may be general are confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence is on indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such party may be general are confined to specific instances.

SECTION 3. Checks, drafts, etc. all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, money markets, or other depositories as the Board of Directors may select.

ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.

SECTION 2. Minimum Requirements. At a minimum, each share certificate must state on its face:
(1) The name of the Corporation and that the corporation is organized under the laws of Florida;
(2)  The name of the person to whom issued; and
(3) The number and class of shares and the designation of the series, if any, the certificate represents.
(4) If applicable, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.
(5) Each share certificate: (a) Must be signed (either manually or in facsimile) by an officer or officers designated in these Bylaws or designated by the Board of Directors, and (b) may bear the corporate seal or its facsimile.

SECTION 3. Restrictions on Transfer. A restriction on the transfer or registration of transfer of shares is authorized only to preserve exemptions under federal or state securities law. "Shares" includes a security convertible into or carrying a right to subscribe for or acquire shares of the Corporation.

ARTICLE VIII
FISCAL YEAR
SECTION 1. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

ARTICLE IX
DIVIDENDS
SECTION 1. The Board of Directors may from time to time declare, and the Corporation may payy dividends on its outstanding shares in a manner and upon the terms and conditions provided by law and in its Articles of Incorporation.

ARTICLE X
CORPORATE SEAL
The Board of Directors shall provide a corporate seal which shall be in circular form and shall have been described thereon the name of the Corporation, and the state of incorporation, and the words "Corporate Seal."

ARTICLE XI
WAIVER OF NOTICE
Unless otherwise provided by law, whenever any notice is required to the give to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before after the time stated therein, shall be deemed equivalent of the giving of such notice.

ARTICLE XII
AMENDMENTS
The Corporation's Board of Directors may amend or repeal the Corporation's bylaws unless the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision.

ARTICLE XIII


These above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on this 6th day of April, 2001.


/s/ Michael B. McLaughlin, Sr.
Secretary